CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2025, relating to the financial statements and financial highlights of Themes ETF Trust comprising Themes Cloud Computing ETF, Themes Copper Miners ETF, Themes Cybersecurity ETF, Themes Generative Artificial Intelligence ETF, Themes Global Systemically Important Banks ETF, Themes Gold Miners ETF, Themes Lithium & Battery Metal Miners ETF, Themes Natural Monopoly ETF, Themes Humanoid Robotics ETF (formally known as Themes Robotics & Automation ETF), Themes Silver Miners ETF, Themes Uranium & Nuclear ETF, Themes US Cash Flow Champions ETF, Themes US Infrastructure ETF, Themes US R&D Champions ETF, Themes US Small Cap Cash Flow Champions ETF, Themes Transatlantic Defense ETF and Themes China Generative Artificial Intelligence ETF, which are included in Form N-CSR for the year ended September 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
January 27, 2026